Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our reports dated March 4, 2008 relating to the consolidated financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appear in VIVUS, Inc. and subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
May 23, 2008